EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155803) and Form S-8 (Nos. 333-166642, 333-166641, 33-58193, 333-26049, 333-26151, 333-61983, 333-91879, 333-60480, 333-82926, 333-87128, 333-106265, 333-134690, 333-124882, and 333-109405) of Corning Incorporated of our report dated February 9, 2011, relating to the financial statements of Samsung Corning Precision Materials, Co., Ltd., which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

February 9, 2011